UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report
(Date of earliest event reported): January 1, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Sumitt Boulevard Suite 600 Atlanta, Georgia		30346
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 682-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective January 1, 2011, the Board of Directors of Ocwen Financial Corporation appointed  Robert A.  Salcetti as an additional member to the Board of Directors.

Mr. Salcetti brings to Ocwen’s Board over 34 years of experience in the financial services and mortgage industry sectors, including 28 years with JPMorgan Chase and its predecessors. From 1996 to 2008, Mr. Salcetti served as a Managing Director at JPMorgan Chase, leading operations that designed, provided and managed credit facilities for loan warehousing financing, receivables and mortgage servicing rights financing. Prior to his tenure at JPMorgan Chase, Mr. Salcetti served as Managing Director at Chase Manhattan Bank and Senior Vice President of TCB/Chemical Bank and its predecessor, Texas Commercial Bank. In 2008, Mr. Salcetti retired from JPMorgan Chase to pursue private investment activity.

Mr. Salcetti earned a degree of Bachelor of Science in Business Administration from Carlow College in Pittsburgh, Pennsylvania.

Item 9.01	Financial Statements and Exhibits

(a) – (c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 6, 2011	By:	/s/ John Van Vlack
John Van Vlack
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)